UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2016

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6814 Goshen Road, PO Box 540, Edwardsville, Illinois 62025
(Address of principal executive offices) (Zip code)

618-656-6122
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 31, 2016, First Clover Leaf Financial Corp. (the "Company") held a special meeting of stockholders in Edwardsville, Illinois. The final results for each of the matters submitted to a vote of stockholders at the special meeting are as follows:

1.   The proposal to approve the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of April 26, 2016, between the Company and First Mid-Illinois Bancshares, Inc. (“First Mid”), pursuant to which the Company will merge with and into First Mid, and the transactions contemplated thereby (the “merger proposal”), was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,176,686	26,568	14,148	—

2.   The proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of the Company may receive in connection with the merger proposal pursuant to existing agreements or arrangements with the Company, was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,531,785	383,807	284,629	—

Item 8.01.  Other Events.

On September 1, 2016, the Company and First Mid issued a joint press release announcing that each company's stockholders had approved the merger of the Company with and into First Mid pursuant to the Merger Agreement.  A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1         Joint Press Release, dated September 1, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   September 1, 2016

First Clover Leaf Financial Corp.

By:	/s/ Darlene F. McDonald
Name: Darlene F. McDonald
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Joint Press Release, dated September 1, 2016.